Exhibit 99.1

1Q 2026

Supplemental Information Package

COPT DEFENSE PROPERTIES

NORTHROP GRUMMAN

CDP LISTED NYSE

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 3/31/26

OVERVIEW	Summary Description	1

103
CONFERENCE
ROOM
Vacant
one
The Height of
Her Career

	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	20
	2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis	22
	Top 20 Tenants	23

INVESTING ACTIVITY	Summary of Development Projects	24
	Summary of Land Owned/Controlled	25

CAPITALIZATION	Capitalization Overview	26
	Summary of Outstanding Debt	27
	Debt Analysis	29
	Consolidated Real Estate Joint Ventures	30
	Unconsolidated Real Estate Joint Ventures	31	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	32
	Definitions	35

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description

THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating, and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of March 31, 2026, our Defense/IT Portfolio of 201 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.2 million square feet and was 96.4% leased.

MANAGEMENT	INVESTOR RELATIONS
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Britt A. Snider, EVP + COO	443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Senior Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa2 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates, and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates, and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements. The areas of risk that may affect these expectations, estimates, and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

1	1Q 2026 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

FIRM	SENIOR ANALYST	PHONE	EMAIL
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Cantor Fitzgerald	Richard Anderson	929.441.6927	richard.anderson@cantor.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Joe Dickstein	212.778.8771	jdickstein1@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates, or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates, or forecasts of COPT Defense’s management.

2	1Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income	7	$40,139	$39,396	$43,744	$40,166	$36,228
NOI from real estate operations	13	$115,217	$113,952	$111,818	$112,412	$107,446
Same Property NOI	17	$110,381	$110,957	$111,277	$111,907	$107,046
Same Property cash NOI	18	$106,253	$106,666	$106,864	$104,519	$100,792
Adjusted EBITDA	11	$107,832	$108,223	$103,771	$104,726	$99,119
FFO per NAREIT	8	$81,838	$82,371	$82,090	$80,471	$76,028
Diluted AFFO avail. to common share and unit holders	10	$65,084	$57,209	$63,274	$57,660	$56,045
Dividend per common share	N/A	$0.32	$0.305	$0.305	$0.305	$0.305

Per share - diluted
EPS	9	$0.34	$0.33	$0.37	$0.34	$0.31
FFO - Nareit	9	$0.69	$0.70	$0.69	$0.68	$0.65
FFO - as adjusted for comparability	9	$0.69	$0.70	$0.69	$0.68	$0.65

Numerators for diluted per share amounts
Diluted EPS	7	$38,395	$37,388	$41,594	$38,235	$34,597
Diluted FFO available to common share and unit holders	8	$80,168	$80,358	$80,093	$78,635	$74,393
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$80,168	$80,424	$80,121	$78,635	$74,393

3	1Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
GAAP
Payout ratio
Net income	N/A	92.5%	89.3%	80.5%	87.7%	97.2%

Capitalization and debt ratios
Total assets	6	$4,458,909	$4,701,790	$4,351,432	$4,286,950	$4,250,311
Total equity	6	$1,566,641	$1,562,169	$1,555,039	$1,545,741	$1,538,291
Debt per balance sheet	6	$2,546,958	$2,767,834	$2,443,518	$2,438,591	$2,412,670
Debt to assets	29	57.1%	58.9%	56.2%	56.9%	56.8%
Net income to interest expense ratio	29	1.7x	1.6x	2.1x	1.9x	1.8x
Debt to net income ratio	29	15.9x	17.6x	14.0x	15.2x	16.6x

Non-GAAP
Payout ratios
Diluted FFO	N/A	46.0%	43.5%	43.7%	44.5%	47.0%
Diluted FFO - as adjusted for comparability	N/A	46.0%	43.5%	43.7%	44.5%	47.0%
Diluted AFFO	N/A	56.6%	61.2%	55.3%	60.7%	62.4%

Capitalization and debt ratios
Total Market Capitalization	26	$6,112,751	$5,997,335	$5,814,654	$5,640,563	$5,578,378
Total Equity Market Capitalization	26	$3,543,847	$3,206,035	$3,352,013	$3,181,463	$3,143,822
Net debt	34	$2,614,344	$2,589,666	$2,512,124	$2,489,618	$2,462,248
Net debt to adjusted book	29	40.6%	40.5%	40.2%	40.6%	40.7%
Adjusted EBITDA fixed charge coverage ratio	29	4.3x	4.3x	4.8x	4.9x	4.7x
Net debt to in-place adjusted EBITDA ratio	29	6.1x	5.9x	6.1x	5.9x	6.1x
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio	29	5.9x	5.8x	5.8x	5.8x	6.0x

4	1Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
# of Properties
Total Portfolio	207	207	204	204	204
Consolidated Portfolio	183	183	180	180	180
Defense/IT Portfolio	201	201	198	198	198
Same Property	203	203	203	203	203

% Occupied
Total Portfolio	94.4%	94.0%	93.9%	94.0%	93.6%
Consolidated Portfolio	93.2%	92.8%	92.6%	92.8%	92.3%
Defense/IT Portfolio	95.6%	95.5%	95.4%	95.6%	95.3%
Same Property	94.2%	93.9%	93.9%	94.0%	93.6%

% Leased
Total Portfolio	95.2%	95.3%	95.7%	95.6%	95.1%
Consolidated Portfolio	94.3%	94.3%	94.8%	94.6%	94.0%
Defense/IT Portfolio	96.4%	96.5%	97.0%	96.8%	96.6%
Same Property	95.1%	95.4%	95.7%	95.5%	95.1%

Square Feet (in thousands)
Total Portfolio	25,155	25,147	24,585	24,571	24,548
Consolidated Portfolio	20,859	20,851	20,290	20,276	20,253
Defense/IT Portfolio	23,167	23,159	22,597	22,583	22,560
Same Property	24,557	24,557	24,557	24,557	24,557
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 31).

5	1Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Assets
Properties, net
Operating properties, net	$3,494,556	$3,500,087	$3,372,672	$3,359,676	$3,343,341
Development and redevelopment in progress, including land (1)	120,936	95,284	140,091	108,710	89,132
Land held (1)	187,484	188,106	213,093	214,170	211,009
Total properties, net	3,802,976	3,783,477	3,725,856	3,682,556	3,643,482
Property - operating lease right-of-use assets	48,906	50,383	51,838	53,271	54,374
Cash and cash equivalents	28,580	274,986	23,687	21,288	24,292
Investment in unconsolidated real estate joint ventures	35,818	36,368	36,301	38,555	38,960
Accounts receivable, net	51,907	58,185	38,931	43,873	45,924
Deferred rent receivable	182,647	177,921	173,758	171,257	165,968
Lease incentives, net	71,879	72,347	68,263	66,478	64,260
Deferred leasing costs, net	76,430	75,052	72,272	73,342	71,468
Investing receivables, net	69,922	69,856	79,772	79,300	78,430
Prepaid expenses and other assets, net	89,844	103,215	80,754	57,030	63,153
Total assets	$4,458,909	$4,701,790	$4,351,432	$4,286,950	$4,250,311
Liabilities and equity
Liabilities
Debt	$2,546,958	$2,767,834	$2,443,518	$2,438,591	$2,412,670
Accounts payable and accrued expenses	116,954	147,200	135,331	106,749	98,039
Rents received in advance and security deposits	40,252	37,914	36,988	37,799	41,624
Dividends and distributions payable	37,102	35,205	35,220	35,214	35,208
Deferred revenue associated with operating leases	47,874	47,714	43,671	39,325	38,915
Property - operating lease liabilities	43,768	45,012	46,203	47,372	48,216
Other liabilities	34,230	33,236	31,245	12,901	13,809
Total liabilities	2,867,138	3,114,115	2,772,176	2,717,951	2,688,481
Redeemable noncontrolling interest	25,130	25,506	24,217	23,258	23,539
Equity
COPT Defense’s shareholders’ equity
Common shares	1,134	1,132	1,130	1,129	1,129
Additional paid-in capital	2,500,341	2,502,661	2,497,736	2,495,422	2,492,454
Cumulative distributions in excess of net income	(986,706)	(988,957)	(991,935)	(999,218)	(1,003,120)
Accumulated other comprehensive income (loss)	34	(61)	79	342	403
Total COPT Defense’s shareholders’ equity	1,514,803	1,514,775	1,507,010	1,497,675	1,490,866
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	33,687	29,317	33,024	33,181	32,745
Other consolidated entities	18,151	18,077	15,005	14,885	14,680
Total noncontrolling interests in subsidiaries	51,838	47,394	48,029	48,066	47,425
Total equity	1,566,641	1,562,169	1,555,039	1,545,741	1,538,291
Total liabilities, redeemable noncontrolling interest, and equity	$4,458,909	$4,701,790	$4,351,432	$4,286,950	$4,250,311
(1)Refer to pages 24 and 25 for detail.

6	1Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Revenues
Lease revenue	$192,971	$185,002	$178,272	$175,598	$175,308
Other property revenue	1,625	1,483	2,038	1,859	2,289
Construction contract and other service revenues	6,041	10,872	8,485	12,458	10,259
Total revenues	200,637	197,357	188,795	189,915	187,856
Operating expenses
Property operating expenses	81,435	74,616	70,356	66,915	72,040
Depreciation and amortization associated with real estate operations	42,685	42,263	40,631	39,573	39,359
Construction contract and other service expenses	5,552	10,432	7,952	11,873	9,705
General and administrative expenses	8,456	7,943	8,483	8,202	8,148
Leasing expenses	2,994	2,896	2,449	2,613	2,999
Business development expenses and land carry costs	1,199	904	1,098	1,096	1,009
Total operating expenses	142,321	139,054	130,969	130,272	133,260
Interest expense	(23,996)	(24,324)	(20,894)	(20,938)	(20,504)
Interest and other income, net	3,955	5,301	2,591	1,223	1,568
Gain on sales of real estate	582	32	3,018	—	300
Loss on early extinguishment of debt	—	(66)	—	—	—
Income before equity in income of unconsolidated entities and income taxes	38,857	39,246	42,541	39,928	35,960
Equity in income of unconsolidated entities	1,406	265	1,815	355	371
Income tax expense	(124)	(115)	(612)	(117)	(103)
Net income	40,139	39,396	43,744	40,166	36,228
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(812)	(743)	(924)	(846)	(726)
Other consolidated entities	(771)	(1,152)	(1,093)	(973)	(762)
Net income attributable to common shareholders	$38,556	$37,501	$41,727	$38,347	$34,740
Amount allocable to share-based compensation awards	(161)	(113)	(133)	(112)	(143)
Numerator for diluted EPS	$38,395	$37,388	$41,594	$38,235	$34,597

7	1Q 2026 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income	$40,139	$39,396	$43,744	$40,166	$36,228
Real estate-related depreciation and amortization	42,685	42,263	40,631	39,573	39,359
Gain on sales of real estate	(582)	(32)	(3,018)	—	(300)
Depreciation and amortization on unconsolidated real estate JVs (1)	742	744	733	732	741
Gain on sale of real estate on unconsolidated real estate JV (1)	(1,146)	—	—	—	—
FFO - per Nareit (2)	81,838	82,371	82,090	80,471	76,028
FFO allocable to other noncontrolling interests (3)	(1,131)	(1,524)	(1,502)	(1,382)	(1,158)
Basic FFO allocable to share-based compensation awards	(603)	(543)	(548)	(550)	(530)
Basic FFO available to common share and common unit holders (2)	80,104	80,304	80,040	78,539	74,340
Diluted FFO adjustments allocable to share-based compensation awards	64	54	53	96	53
Diluted FFO available to common share and common unit holders - per Nareit (2)	80,168	80,358	80,093	78,635	74,393
Loss on early extinguishment of debt	—	66	—	—	—
Loss on early extinguishment of debt on unconsolidated real estate JVs (1)	—	—	28	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$80,168	$80,424	$80,121	$78,635	$74,393
(1)See page 31 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 30.

8	1Q 2026 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
EPS Denominator
Weighted average common shares - basic	112,806	112,733	112,485	112,459	112,383
Dilutive effect of share-based compensation awards	1,031	850	702	765	643
Dilutive exchangeable debt	472	—	—	—	—
Weighted average common shares - diluted	114,309	113,583	113,187	113,224	113,026
Diluted EPS	$0.34	$0.33	$0.37	$0.34	$0.31

Weighted Average Shares for period ended
Common shares	112,806	112,733	112,485	112,459	112,383
Dilutive effect of share-based compensation awards	1,031	850	702	765	643
Common units	2,063	1,926	2,182	2,177	2,047
Dilutive exchangeable debt	472	—	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	116,372	115,509	115,369	115,401	115,073
Weighted average common units	(2,063)	(1,926)	(2,182)	(2,177)	(2,047)
Denominator for diluted EPS	114,309	113,583	113,187	113,224	113,026
Diluted FFO per share - Nareit (1)	$0.69	$0.70	$0.69	$0.68	$0.65
Diluted FFO per share - as adjusted for comparability (1)	$0.69	$0.70	$0.69	$0.68	$0.65
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	1Q 2026 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$80,168	$80,424	$80,121	$78,635	$74,393
Straight line rent adjustments and lease incentive amortization	(1,330)	3,634	5,053	(1,836)	(1,699)
Amortization of intangibles and other assets included in NOI	60	(384)	42	64	162
Share-based compensation, net of amounts capitalized	3,186	2,954	2,961	2,924	2,854
Amortization of deferred financing costs	832	817	657	657	667
Amortization of net debt discounts, net of amounts capitalized	1,217	1,282	1,070	1,060	1,051
Replacement capital expenditures (1)	(19,205)	(31,290)	(26,982)	(23,919)	(21,464)
Other	156	(228)	352	75	81
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$65,084	$57,209	$63,274	$57,660	$56,045

Replacement capital expenditures (1)
Tenant improvements and incentives	$15,899	$25,671	$24,769	$15,293	$13,758
Building improvements	1,142	8,888	3,662	5,641	1,872
Leasing costs	1,547	5,008	2,240	4,929	3,461
Net additions to (exclusions from) tenant improvements and incentives	924	(6,335)	(3,390)	(241)	3,538
Excluded building improvements	(307)	(1,942)	(299)	(1,703)	(201)
Excluded leasing costs	—	—	—	—	(964)
Replacement capital expenditures	$19,205	$31,290	$26,982	$23,919	$21,464
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	1Q 2026 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income	$40,139	$39,396	$43,744	$40,166	$36,228
Interest expense	23,996	24,324	20,894	20,938	20,504
Income tax expense	124	115	612	117	103
Real estate-related depreciation and amortization	42,685	42,263	40,631	39,573	39,359
Other depreciation and amortization	416	435	428	468	542
Gain on sales of real estate	(582)	(32)	(3,018)	—	(300)
Adjustments from unconsolidated real estate JVs	650	1,818	1,758	1,515	1,518
EBITDAre (1)	107,428	108,319	105,049	102,777	97,954
Credit loss (recoveries) expense	(369)	(644)	(324)	1,187	515
Business development expenses	802	508	731	741	593
Executive transition costs	—	—	—	21	57
Loss on early extinguishment of debt	—	66	—	—	—
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	—	28	—	—
Net gain on other investments	(29)	(26)	(1,713)	—	—
Adjusted EBITDA (1)	107,832	108,223	103,771	104,726	99,119
Pro forma NOI adjustment for property changes within period	—	1,969	21	57	786
Change in collectability of deferred rental revenue	86	127	—	20	1,232
In-place adjusted EBITDA (1)	$107,918	$110,319	$103,792	$104,803	$101,137
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	1Q 2026 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 3/31/26
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio
Fort Meade/Baltimore Washington (“BW”) Corridor
National Business Park (Annapolis Junction, MD)	34	4,288	96.8%	97.0%
Howard County, MD	36	3,084	90.0%	92.1%
Other	25	1,883	91.8%	93.5%
Total Fort Meade/BW Corridor	95	9,255	93.5%	94.7%
Redstone Arsenal (Huntsville, AL)	25	2,525	96.1%	97.9%
Northern Virginia (“NoVA”) Defense/IT	17	2,644	93.9%	94.5%
Lackland Air Force Base (San Antonio, TX)	9	1,143	100.0%	100.0%
Navy Support	22	1,271	88.2%	89.4%
Data Center Shells
Consolidated Properties	9	2,034	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	201	23,167	95.6%	96.4%
Other	6	1,988	79.7%	81.4%
Total Portfolio	207	25,155	94.4%	95.2%
Consolidated Portfolio	183	20,859	93.2%	94.3%

(1)See page 31 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	1Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Consolidated real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$87,533	$82,215	$81,756	$81,337	$84,608
Redstone Arsenal	20,645	19,783	19,477	18,977	16,422
NoVA Defense/IT	24,816	23,307	22,343	22,018	23,162
Lackland Air Force Base	18,354	20,639	18,555	17,475	16,410
Navy Support	8,992	8,621	8,727	8,258	7,960
Data Center Shells-Consolidated	14,665	12,642	10,715	10,644	10,865
Total Defense/IT Portfolio	175,005	167,207	161,573	158,709	159,427
Other	19,591	19,278	18,737	18,748	18,170
Consolidated real estate revenues (1)	$194,596	$186,485	$180,310	$177,457	$177,597

NOI from real estate operations (2)
Defense/IT Portfolio
Fort Meade/BW Corridor	$51,053	$52,028	$53,279	$54,440	$52,678
Redstone Arsenal	13,396	12,857	12,227	12,817	10,128
NoVA Defense/IT	14,460	14,104	13,452	13,160	13,073
Lackland Air Force Base	9,356	9,059	8,310	8,234	7,411
Navy Support	4,633	4,807	4,711	4,402	3,794
Data Center Shells
Consolidated properties	12,116	10,486	9,014	8,861	9,012
COPT Defense’s share of unconsolidated real estate JVs	2,056	2,083	1,864	1,870	1,889
Total Defense/IT Portfolio	107,070	105,424	102,857	103,784	97,985
Other	8,147	8,528	8,961	8,628	9,461
NOI from real estate operations (1)	$115,217	$113,952	$111,818	$112,412	$107,446
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	1Q 2026 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Cash NOI from real estate operations (1)
Defense/IT Portfolio
Fort Meade/BW Corridor	$50,873	$52,727	$53,019	$51,640	$50,104
Redstone Arsenal	10,322	9,937	9,549	10,283	8,723
NoVA Defense/IT	14,964	14,607	13,669	12,717	12,263
Lackland Air Force Base	9,606	8,946	8,863	8,846	8,086
Navy Support	4,744	4,628	4,155	4,215	3,833
Data Center Shells
Consolidated properties	8,989	8,170	8,217	7,521	7,002
COPT Defense’s share of unconsolidated real estate JVs	1,701	1,682	1,655	1,651	1,628
Total Defense/IT Portfolio	101,199	100,697	99,127	96,873	91,639
Other	7,105	7,010	7,997	8,054	9,586
Cash NOI from real estate operations (2)	$108,304	$107,707	$107,124	$104,927	$101,225
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	1Q 2026 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 3/31/26
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended
Defense/IT Portfolio
Same Property (2)
Consolidated properties	173	18,274	94.5%	95.5%	$641,459	86.5%	$100,548
Unconsolidated JV properties	24	4,295	100.0%	100.0%	8,498	1.1%	2,056
Total Same Property in Defense/IT Portfolio	197	22,569	95.5%	96.3%	649,957	87.6%	102,604
Properties Placed in Service (4)	3	456	100.0%	100.0%	12,528	1.7%	3,435
Acquired properties	1	142	100.0%	100.0%	4,959	0.7%	1,031
Total Defense/IT Portfolio	201	23,167	95.6%	96.4%	667,444	90.0%	107,070
Other	6	1,988	79.7%	81.4%	74,334	10.0%	8,147
Total Portfolio	207	25,155	94.4%	95.2%	$741,778	100.0%	$115,217
Consolidated Portfolio	183	20,859	93.2%	94.3%	$733,280	98.9%	$113,161
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/25.

15	1Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended
			3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Defense/IT Portfolio
Fort Meade/BW Corridor	95	9,255	93.4%	93.6%	94.3%	94.4%	94.7%
Redstone Arsenal	24	2,475	96.0%	96.6%	96.0%	95.5%	94.8%
NoVA Defense/IT	16	2,501	93.3%	92.8%	93.1%	92.5%	92.3%
Lackland Air Force Base	9	1,143	100.0%	100.0%	100.0%	100.0%	95.3%
Navy Support	22	1,271	86.8%	85.8%	83.5%	83.4%	82.1%
Data Center Shells
Consolidated properties	7	1,629	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	197	22,569	95.4%	95.4%	95.5%	95.4%	95.2%
Other	6	1,988	79.2%	76.8%	76.2%	75.6%	73.3%
Total Same Property	203	24,557	94.1%	93.9%	94.0%	93.8%	93.4%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Defense/IT Portfolio
Fort Meade/BW Corridor	95	9,255	93.5%	93.6%	94.1%	94.5%	94.4%
Redstone Arsenal	24	2,475	96.0%	96.0%	95.7%	95.7%	95.3%
NoVA Defense/IT	16	2,501	93.5%	93.1%	93.0%	93.1%	92.2%
Lackland Air Force Base	9	1,143	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	88.2%	86.9%	83.9%	84.0%	81.6%
Data Center Shells
Consolidated properties	7	1,629	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	197	22,569	95.5%	95.4%	95.4%	95.6%	95.3%
Other	6	1,988	79.7%	76.6%	76.8%	76.2%	74.7%
Total Same Property	203	24,557	94.2%	93.9%	93.9%	94.0%	93.6%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	1Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Same Property real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$87,534	$82,215	$81,756	$81,337	$84,608
Redstone Arsenal	20,133	19,302	19,128	18,879	16,399
NoVA Defense/IT	23,405	22,349	22,343	22,018	23,162
Lackland Air Force Base	18,354	20,639	18,554	17,475	16,411
Navy Support	8,992	8,621	8,727	8,258	7,960
Data Center Shells-Consolidated	11,393	11,101	10,715	10,644	10,865
Total Defense/IT Portfolio	169,811	164,227	161,223	158,611	159,405
Other	17,245	16,889	16,419	16,291	15,675
Same Property real estate revenues	$187,056	$181,116	$177,642	$174,902	$175,080

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$51,098	$52,067	$53,317	$54,442	$52,678
Redstone Arsenal	12,982	12,472	11,962	12,707	10,110
NoVA Defense/IT	13,429	13,318	13,453	13,160	13,072
Lackland Air Force Base	9,356	9,059	8,310	8,233	7,412
Navy Support	4,632	4,807	4,710	4,403	3,794
Data Center Shells
Consolidated properties	9,051	9,022	9,014	8,861	9,012
COPT Defense’s share of unconsolidated real estate JVs	2,056	2,083	1,864	1,870	1,889
Total Defense/IT Portfolio	102,604	102,828	102,630	103,676	97,967
Other	7,777	8,129	8,647	8,231	9,079
Same Property NOI (1)	$110,381	$110,957	$111,277	$111,907	$107,046
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	1Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$50,917	$52,766	$53,057	$51,642	$50,104
Redstone Arsenal	10,105	9,824	9,549	10,255	8,726
NoVA Defense/IT	14,085	13,945	13,669	12,717	12,263
Lackland Air Force Base	9,606	8,947	8,863	8,846	8,086
Navy Support	4,744	4,627	4,155	4,215	3,833
Data Center Shells
Consolidated properties	8,345	8,247	8,218	7,521	7,002
COPT Defense’s share of unconsolidated real estate JVs	1,701	1,682	1,655	1,651	1,628
Total Defense/IT Portfolio	99,503	100,038	99,166	96,847	91,642
Other	6,750	6,628	7,698	7,672	9,150
Same Property cash NOI (1)	$106,253	$106,666	$106,864	$104,519	$100,792
Percentage change in total Same Property cash NOI (1)(2)	5.4%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	8.6%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	1Q 2026 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 3/31/26
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	134	19	31	953	24	1,161	2	1,163
Expiring Square Feet	215	19	37	953	53	1,277	4	1,281
Vacating Square Feet	81	—	6	—	29	116	2	118
Retention Rate (% based upon square feet)	62.3%	100.0%	84.7%	100.0%	45.3%	91.0%	44.0%	90.8%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$0.73	$0.66	$8.26	$2.14	$0.52	$2.08	$—	$2.08
Weighted Average Lease Term in Years	3.5	1.6	6.1	4.6	5.2	4.5	1.0	4.5
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$30.36	$31.18	$37.16	$67.05	$14.16	$60.33	$23.07	$60.27
Expiring Straight-line Rent	$29.25	$30.21	$31.89	$59.50	$16.09	$53.88	$21.13	$53.83
Change in Straight-line Rent	3.8%	3.2%	16.6%	12.7%	(12.0%)	12.0%	9.2%	12.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$29.54	$30.75	$37.11	$65.65	$16.16	$59.11	$23.07	$59.05
Expiring Cash Rent	$29.76	$30.72	$36.04	$63.01	$16.65	$56.95	$23.07	$56.90
Change in Cash Rent	(0.8%)	0.1%	3.0%	4.2%	(2.9%)	3.8%	—%	3.8%
Compound Annual Growth Rate	4.7%	6.6%	4.3%	6.3%	0.2%	6.0%	2.0%	6.0%
Average Escalations Per Year	4.6%	2.5%	2.6%	3.0%	2.5%	3.1%	—%	3.1%
New Leases
Investment Space
Leased Square Feet	384	—	—	—	—	384	—	384
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$4.16	$—	$—	$—	$—	$4.16	$—	$4.16
Weighted Average Lease Term in Years	13.4	—	—	—	—	13.4	—	13.4
Straight-line Rent Per Square Foot	$54.76	$—	$—	$—	$—	$54.76	$—	$54.76
Cash Rent Per Square Foot	$48.05	$—	$—	$—	$—	$48.05	$—	$48.05
Vacant Space
Leased Square Feet	68	5	—	—	14	87	5	92
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$4.81	$3.66	$—	$—	$4.58	$4.71	$10.93	$5.03
Weighted Average Lease Term in Years	6.8	4.3	—	—	6.8	6.7	5.4	6.6
Straight-line Rent Per Square Foot	$26.58	$28.60	$—	$—	$23.19	$26.16	$28.36	$26.28
Cash Rent Per Square Foot	$27.89	$27.45	$—	$—	$23.00	$27.10	$28.75	$27.18
Total Square Feet Leased	586	24	31	953	38	1,632	7	1,639
Average Escalations Per Year	2.8%	2.5%	2.6%	3.0%	2.6%	2.9%	2.8%	2.9%

(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	1Q 2026 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 3/31/26 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,427	$64,590	9.7%	$45.20
Redstone Arsenal	5	173	—%	32.33
NoVA Defense/IT	63	2,002	0.3%	31.97
Navy Support	121	3,860	0.6%	31.83
2026	1,616	70,625	10.6%	43.64
Fort Meade/BW Corridor	1,096	42,600	6.4%	38.85
Redstone Arsenal	192	5,711	0.9%	29.79
NoVA Defense/IT	114	3,997	0.6%	35.16
Navy Support	297	9,768	1.5%	32.85
Data Center Shells-Unconsolidated JV Properties	364	588	0.1%	16.13
2027	2,063	62,664	9.4%	36.10
Fort Meade/BW Corridor	2,030	79,026	11.8%	38.88
Redstone Arsenal	16	460	0.1%	29.67
NoVA Defense/IT	410	18,003	2.7%	43.91
Navy Support	146	4,548	0.7%	31.13
Data Center Shells-Unconsolidated JV Properties	515	946	0.1%	18.36
2028	3,117	102,983	15.4%	38.78
Fort Meade/BW Corridor	1,220	42,743	6.4%	34.99
Redstone Arsenal	464	10,317	1.5%	22.15
NoVA Defense/IT	728	29,253	4.4%	40.19
Navy Support	126	3,912	0.6%	31.01
Data Center Shells-Unconsolidated JV Properties	992	2,415	0.4%	24.35
2029	3,530	88,640	13.3%	33.57
Fort Meade/BW Corridor	1,066	35,927	5.4%	33.61
Redstone Arsenal	246	6,967	1.0%	28.34
NoVA Defense/IT	116	4,571	0.7%	39.34
Lackland Air Force Base	703	48,358	7.2%	68.82
Navy Support	52	1,518	0.2%	29.17
Data Center Shells-Unconsolidated JV Properties	432	884	0.1%	20.45
2030	2,615	98,225	14.7%	44.08
Thereafter
Consolidated Properties	7,221	240,641	36.1%	32.57
Unconsolidated JV Properties	1,992	3,666	0.5%	18.41
Total Defense/IT Portfolio	22,154	$667,444	100.0%	$36.18

20	1Q 2026 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 3/31/26 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	22,154	$667,444	90.0%	$36.18
Other
2026	47	1,890	0.3%	39.14
2027	98	4,454	0.6%	45.02
2028	264	17,354	2.3%	38.17
2029	157	6,836	0.9%	43.48
2030	33	1,254	0.2%	38.27
Thereafter	985	42,546	5.7%	43.11
Total Other	1,584	74,334	10.0%	42.22
Total Portfolio	23,738	$741,778	100.0%	$36.66
Consolidated Portfolio	19,443	$733,280
Unconsolidated JV Properties	4,295	$8,498
Note: As of 3/31/26, the weighted average lease term was 5.2 years for the total portfolio, 5.3 years for the consolidated portfolio, and 5.1 years for the Defense/IT portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/26. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

21	1Q 2026 Supplemental Information Package

COPT Defense Properties
2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 3/31/26 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,129	$50,007	7.6%	$44.23
NoVA Defense/IT	29	1,077	0.2%	37.61
Navy Support	52	1,474	0.2%	28.12
Q2 2026	1,210	52,558	8.0%	43.38
Fort Meade/BW Corridor	86	3,473	0.5%	40.10
Redstone Arsenal	4	131	—%	33.69
NoVA Defense/IT	28	925	0.1%	32.64
Navy Support	28	922	0.1%	33.05
Q3 2026	146	5,451	0.7%	37.13
Fort Meade/BW Corridor	212	11,110	1.7%	52.44
Redstone Arsenal	1	42	—%	28.70
NoVA Defense/IT	6	—	—%	—
Navy Support	41	1,464	0.2%	35.74
Q4 2026	260	12,616	1.9%	48.53

	1,616	$70,625	10.7%	$43.64

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/26.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	1Q 2026 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 3/31/26 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$262,407	35.4%	5,683	3.8
Fortune 100 Company		81,076	11.0%	6,807	7.3
General Dynamics Corporation		33,684	4.6%	657	2.9
Peraton Corp.		19,067	2.6%	488	5.2
The Boeing Company		15,815	2.1%	452	1.9
Northrop Grumman Corporation		15,780	2.1%	519	5.5
CACI International Inc		14,533	2.0%	342	2.9
Fortune 100 Company		12,258	1.7%	183	8.5
Booz Allen Hamilton, Inc.		11,399	1.5%	266	1.5
Morrison & Foerster, LLP		10,122	1.4%	102	11.0
KBR, Inc.		8,163	1.1%	284	7.9
CareFirst, Inc.		8,046	1.1%	216	10.6
Amentum Holdings, Inc.		7,712	1.0%	202	3.6
Yulista Holding, LLC		7,642	1.0%	368	3.7
Mantech International Corp.		7,069	1.0%	208	2.6
AT&T Corporation		7,022	1.0%	314	3.6
University System of Maryland		6,678	0.9%	176	3.8
Wells Fargo & Company		6,207	0.8%	138	2.8
Lockheed Martin Corporation		6,070	0.8%	194	4.3
The MITRE Corporation		4,946	0.7%	139	4.0
Subtotal Top 20 Tenants		545,696	73.8%	17,738	5.3
All remaining tenants		196,082	26.2%	6,000	4.9
Total / Weighted Average		$741,778	100.0%	23,738	5.2

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $8.5 million (see page 31 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/26, $6.7 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

23	1Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 3/31/26 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 3/31/26	as of 3/31/26 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio
Fort Meade/BW Corridor
400 National Business Parkway (4)	Annapolis Junction, MD	148	100%	$68,323	$53,717	$13,752	2Q 25	2Q 26
4400 River Road	College Park, MD	110	100%	66,266	6,917	—	2Q 27	3Q 27
620 Guardian Way	Annapolis Junction, MD	236	100%	145,970	24,232	—	3Q 28	3Q 28
Fort Meade/BW Corridor Subtotal / Average		494	100%	280,559	84,866	13,752
Redstone Arsenal
7700 Advanced Gateway	Huntsville, AL	101	100%	32,760	7,870	—	1Q 27	1Q 27
8500 Advanced Gateway	Huntsville, AL	155	20%	52,317	32,323	—	2Q 26	2Q 27
410 Goss Road	Huntsville, AL	151	0%	55,003	10,204	—	3Q 27	3Q 28
Redstone Arsenal Subtotal / Average		407	33%	140,080	50,397	—
Lackland Air Force Base
Project EL 2	San Antonio, TX	132	100%	87,600	3,592	—	4Q 27	4Q 27
Total Defense/IT Portfolio Under Development		1,033	73%	$508,239	$138,855	$13,752
(1)Includes properties under, or contractually committed for, development as of 3/31/26.
(2)Cost includes land, development, leasing costs, and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Cost to date placed in service represents structured parking that was operational as of 3/31/26.

24	1Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 3/31/26 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development
Fort Meade/BW Corridor
National Business Park (Annapolis Junction, MD)	136	1,247
Howard County, MD	19	290
Other	123	1,228
Total Fort Meade/BW Corridor	278	2,765
Redstone Arsenal (2)	271	2,949
NoVA Defense/IT	29	1,739
Navy Support	36	57
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	979	10,810	$179,448
Other land owned/controlled	47	1,478	8,036
Land held, net	1,026	12,288	$187,484

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 24. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 30). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

25	1Q 2026 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 3/31/26

Debt
Secured debt	3.5	4.80%	4.69%	$183,893
Unsecured debt	4.5	3.49%	3.70%	2,385,011
Total Consolidated Debt	4.5	3.58%	3.77%	$2,568,904

Fixed-rate debt (3)	4.5	3.37%	3.60%	$2,190,904
Variable-rate debt (3)	4.1	4.74%	4.73%	378,000
Total Consolidated Debt				$2,568,904

Common Equity
Common Shares				113,378
Common Units (4)				2,434
Total Common Shares and Units				115,812

Closing Common Share Price on 3/31/26				$30.60
Equity Market Capitalization (5)				$3,543,847

Total Market Capitalization (5)				$6,112,751
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility, term loan, and Revolving Development Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of an interest rate swap with a notional amount totaling $10.1 million that hedges the risk of changes in interest rates on variable-rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	2/25/26
Moody’s	Baa2	Stable	3/12/26
S&P	BBB-	Stable	4/11/25

26	1Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 3/31/26
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+0.85%	$190,000	Oct-29	(1)(2)	Revolving Development Facility	SOFR+1.35%	$138,000	$138,000	Oct-29	(2)(3)
Senior Unsecured Notes					M Square
5.25% due 2028	5.25%	345,000	Sep-28	(4)	5825 & 5850 University Research Court (5)	3.82%	35,793	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
4.50% due 2030	4.50%	400,000	Oct-30		5801 University Research Court (2)(5)	SOFR +0.10%+1.45%	10,100	$10,020	Aug-26
2.75% due 2031	2.75%	600,000	Apr-31
2.90% due 2033	2.90%	400,000	Dec-33		Total Secured Debt	4.80%	$183,893
Subtotal - Senior Unsecured Notes	3.37%	2,145,000

Unsecured Bank Term Loan	SOFR+1.05%	50,000	Jan-27	(2)(6)
Other Unsecured Debt	0.00%	11	May-26
Total Unsecured Debt	3.49%	$2,385,011

Debt Summary
Total Unsecured Debt	3.49%	$2,385,011
Total Secured Debt	4.80%	183,893
Consolidated Debt	3.58%	$2,568,904

Debt per balance sheet		$2,546,958
Net discounts and deferred financing costs		21,946
Consolidated Debt		2,568,904
COPT Defense’s share of unconsolidated JV gross debt (7)		75,250
Gross debt		$2,644,154
(1)The Revolving Credit Facility matures in October 2029 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)The Revolving Development Facility matures in October 2029 and may be extended by a 12-month period at our option.
(4)These notes are due in 2028 unless earlier exchanged, redeemed, or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares, or a combination thereof at our election.
(5)These properties are owned through consolidated JVs.
(6)The term loan matures in January 2027 and may be extended by a 12-month period at our option.
(7)See page 31 for additional disclosure regarding our unconsolidated real estate JVs.

27	1Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 3/31/26 (continued)

(1)Term loan balance of $50.0 million is included in 2028 assuming our exercise of a 12-month extension option. Also included is $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed, or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(2)Revolving Credit Facility balance of $190.0 million is included in 2030 assuming our exercise of two six-month extension options. Also included is our Revolving Development Facility balance of $138.0 million assuming our exercise of a 12-month extension option.
(3)Includes the effect of an interest rate swap with a notional amount totaling $10.1 million that hedges the risk of changes in interest rates on variable-rate debt.
(4)The interest on this debt is capitalized to our active development projects.

28	1Q 2026 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 3/31/26				As of and for Three Months Ended 3/31/26
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	41.3%		Total Debt / Total Assets	< 60%	37.2%
Secured Debt / Total Assets	< 40%	3.0%		Secured Debt / Total Assets	< 40%	3.4%
Debt Service Coverage	> 1.5x	4.5x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.3x
Unencumbered Assets / Unsecured Debt	> 150%	242.5%		Unsecured Debt / Unencumbered Assets	< 60%	37.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.3x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				NOI from unencumbered real estate operations		$107,303
Debt per balance sheet	6	$2,546,958		% of total NOI from real estate operations		93%
Total assets	6	$4,458,909		Adjusted EBITDA from unencumbered real estate operations		$99,918
Debt to assets		57.1%		% of total adjusted EBITDA from real estate operations		93%
Net income	7	$40,139		Unencumbered adjusted book		$5,958,980
Debt to net income ratio (2)		15.9	x	% of total adjusted book		93%
Interest expense	7	$23,996
Net income to interest expense ratio (2)		1.7	x

Non-GAAP
Net debt	34	$2,614,344
Adjusted book	34	$6,432,520
Net debt to adjusted book		40.6%
Net debt adjusted for fully-leased investment properties	34	$2,531,768
In-place adjusted EBITDA	11	$107,918
Net debt to in-place adjusted EBITDA ratio		6.1	x
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio		5.9	x
Denominator for debt service coverage	33	$23,291
Denominator for fixed charge coverage	33	$24,970
Adjusted EBITDA	11	$107,832
Adjusted EBITDA debt service coverage ratio		4.6	x
Adjusted EBITDA fixed charge coverage ratio		4.3	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

29	1Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 3/31/26
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)		Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Total Assets (2)
Suburban MD
M Square Associates, LLC (4 properties)	414	98.4%	98.4%	$1,643	$91,479	$45,893	50%
Huntsville, AL
LW Redstone Company, LLC (24 properties)	2,388	96.9%	98.5%	12,783	634,542	—	85%	(4)
Washington, DC
Stevens Place (1 property)	188	92.2%	93.7%	2,504	141,689	—	95%
Total / Average	2,990	96.8%	98.1%	$16,930	$867,710	$45,893

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban MD
M Square Research Park	348	$14,772	$—	50%
Huntsville, AL
Redstone Gateway (5)	3,356	142,206	—	85%	(3)
Total	3,704	$156,978	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we receive the remainder.
(5)Total assets include $64.5 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

30	1Q 2026 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 3/31/26 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$11,805	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$8,498

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$906,881	$90,688
Total assets	$1,007,060	$100,706
Debt (4)	$747,667	$74,767
Total liabilities	$823,534	$82,353

	Three Months Ended
Operating information	Total	COPT Defense’s Share (3)
Revenue	$26,173	$2,617
Operating expenses	(5,619)	(561)
NOI from real estate operations and EBITDAre (5)	20,554	2,056
Interest expense	(10,537)	(1,054)
Depreciation and amortization	(7,887)	(742)
Gain on sale of real estate (6)	11,463	1,146
Net income	$13,593	$1,406

NOI from real estate operations (per above) (5)	$20,554	$2,056
Straight line rent adjustments	(1,743)	(174)
Amortization of acquired above- and below-market rents	(1,804)	(181)
Cash NOI from real estate operations (5)	$17,007	$1,701
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $35.8 million reported in “Investment in unconsolidated real estate joint ventures” and $24.0 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet. Investments with deficit balances are attributable to JV distributions of debt refinancing proceeds in excess of our equity in two JVs.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2029 to 2030 (assuming exercise of three one-year extension options).
(5)Refer to the section entitled “Definitions” for a definition of this measure.
(6)Represents gain from the sale of a right-of-way easement by one of our JVs.

31	1Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income	$40,139	$39,396	$43,744	$40,166	$36,228
Construction contract and other service revenues	(6,041)	(10,872)	(8,485)	(12,458)	(10,259)
Depreciation and other amortization associated with real estate operations	42,685	42,263	40,631	39,573	39,359
Construction contract and other service expenses	5,552	10,432	7,952	11,873	9,705
General and administrative expenses	8,456	7,943	8,483	8,202	8,148
Leasing expenses	2,994	2,896	2,449	2,613	2,999
Business development expenses and land carry costs	1,199	904	1,098	1,096	1,009
Interest expense	23,996	24,324	20,894	20,938	20,504
Interest and other income, net	(3,955)	(5,301)	(2,591)	(1,223)	(1,568)
Gain on sales of real estate	(582)	(32)	(3,018)	—	(300)
Loss on early extinguishment of debt	—	66	—	—	—
Equity in income of unconsolidated entities	(1,406)	(265)	(1,815)	(355)	(371)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (1)	2,056	2,083	1,864	1,870	1,889
Income tax expense	124	115	612	117	103
NOI from real estate operations	115,217	113,952	111,818	112,412	107,446
Straight line rent adjustments and lease incentive amortization	(1,028)	3,968	5,551	(1,379)	(1,875)
Amortization of acquired above- and below-market rents	60	(384)	42	65	64
Amortization of intangibles and other assets to property operating expenses	—	—	—	—	98
Lease termination fees, net	(1,212)	(859)	(1,190)	(729)	(834)
Tenant funded landlord assets and lease incentives	(4,378)	(8,569)	(8,888)	(5,223)	(3,413)
Cash NOI adjustments in unconsolidated real estate JVs	(355)	(401)	(209)	(219)	(261)
Cash NOI from real estate operations	$108,304	$107,707	$107,124	$104,927	$101,225

NOI from real estate operations (from above)	$115,217	$113,952	$111,818	$112,412	$107,446
Non-Same Property NOI from real estate operations	(4,836)	(2,995)	(541)	(505)	(400)
Same Property NOI from real estate operations	110,381	110,957	111,277	111,907	107,046
Straight line rent adjustments and lease incentive amortization	677	5,909	2,185	(1,282)	(1,811)
Amortization of acquired above- and below-market rents	80	(371)	41	65	64
Lease termination fees, net	(1,212)	(859)	(1,191)	(728)	(834)
Tenant funded landlord assets and lease incentives	(3,318)	(8,569)	(5,239)	(5,223)	(3,413)
Cash NOI adjustments in unconsolidated real estate JVs	(355)	(401)	(209)	(220)	(260)
Same Property Cash NOI from real estate operations	$106,253	$106,666	$106,864	$104,519	$100,792
(1)See page 31 for additional disclosure regarding our unconsolidated real estate JVs.

32	1Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Real estate revenues
Lease revenue
Fixed contractual payments	$142,467	$139,318	$135,957	$136,334	$131,691
Variable lease payments (1)	50,504	45,684	42,315	39,264	43,617
Lease revenue	192,971	185,002	178,272	175,598	175,308
Other property revenue	1,625	1,483	2,038	1,859	2,289
Real estate revenues	$194,596	$186,485	$180,310	$177,457	$177,597

Provision for credit losses (recoveries) on billed lease revenue	$84	$26	$108	$(280)	$903

Total revenues	$200,637	$197,357	$188,795	$189,915	$187,856
Construction contract and other service revenues	(6,041)	(10,872)	(8,485)	(12,458)	(10,259)
Real estate revenues	$194,596	$186,485	$180,310	$177,457	$177,597

Total interest expense	$23,996	$24,324	$20,894	$20,938	$20,504
Less: Amortization of deferred financing costs	(832)	(817)	(657)	(657)	(667)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,217)	(1,282)	(1,070)	(1,060)	(1,051)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	947	968	898	759	752
Denominator for interest coverage	22,894	23,193	20,065	19,980	19,538
Scheduled principal amortization	397	416	458	457	461
Denominator for debt service coverage	23,291	23,609	20,523	20,437	19,999
Capitalized interest, excluding amortization of deferred financing costs	1,679	1,714	1,292	1,126	927
Denominator for fixed charge coverage	$24,970	$25,323	$21,815	$21,563	$20,926

Dividends on unrestricted common and deferred shares	$36,134	$34,414	$34,332	$34,324	$34,318
Distributions on unrestricted common units	711	573	658	666	661
Dividends and distributions on restricted shares and units	267	205	209	218	236
Total dividends and distributions for GAAP payout ratio	37,112	35,192	35,199	35,208	35,215
Dividends and distributions on antidilutive shares and units	(257)	(198)	(202)	(194)	(237)
Dividends and distributions for non-GAAP payout ratios	$36,855	$34,994	$34,997	$35,014	$34,978
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

33	1Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Total assets	$4,458,909	$4,701,790	$4,351,432	$4,286,950	$4,250,311
Accumulated depreciation	1,721,016	1,682,367	1,644,472	1,608,032	1,572,422
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	227,989	228,656	226,312	225,192	227,122
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,353	82,039	82,430	61,026	61,190
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	16,583	16,000	15,197	14,407	13,616
Less: Property - operating lease liabilities	(43,768)	(45,012)	(46,203)	(47,372)	(48,216)
Less: Property - finance lease liabilities	(752)	(363)	(370)	(377)	(384)
Less: Cash and cash equivalents	(28,580)	(274,986)	(23,687)	(21,288)	(24,292)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,230)	(1,898)	(2,080)	(1,944)	(1,766)
Adjusted book	$6,432,520	$6,388,593	$6,247,503	$6,124,626	$6,050,003

Gross debt (page 27)	$2,644,154	$2,866,550	$2,537,891	$2,512,850	$2,488,306
Less: Cash and cash equivalents	(28,580)	(274,986)	(23,687)	(21,288)	(24,292)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,230)	(1,898)	(2,080)	(1,944)	(1,766)
Net debt	2,614,344	2,589,666	2,512,124	2,489,618	2,462,248
Costs incurred on fully-leased development properties	(82,576)	(8,226)	(83,794)	(60,302)	(27,499)
Net debt adjusted for fully-leased investment properties	$2,531,768	$2,581,440	$2,428,330	$2,429,316	$2,434,749

34	1Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”). Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures. These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing, and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities, and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs, and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt. Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation, and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards, and (5) issuance costs associated with redeemed preferred shares. With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”). Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions. We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms, and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants. Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements. Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics. In

35	1Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value. We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties. As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings, and individual properties. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums, and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below). Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares. The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; demolition costs on redevelopment and nonrecurring improvements; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense, and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers. Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period, and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period, and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period. We believe this to be a

36	1Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation, and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation, and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs. We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

37	1Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing, and general, administrative, and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings, and individual properties. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares, and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements, and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there), or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings. We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

38	1Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment, and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions, and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/25.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums, and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

39	1Q 2026 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports First Quarter 2026 Results
_______________________________________________________________

EPS of $0.34
FFO per Share, As Adjusted for Comparability, of $0.69
6.2% FFO per Share Growth Year-over-Year
1-cent above the Midpoint of Guidance

Increased Midpoint of 2026 FFO per Share Guidance by 1-cent to $2.76
Implies 1.5% FFO per Share Growth for the Year

Same Property Cash NOI Increased 5.4%
Increased Midpoint of 2026 Guidance by 50 basis points to 3.0%

Occupancy and Leased Levels
Total Portfolio 94.4% Occupied and 95.2% Leased
Defense/IT Portfolio 95.6% Occupied and 96.4% Leased
_______________________________________________________________

Leasing Activity
Total Leasing of 1.6 million SF

Vacancy Leasing of 92,000 SF
On Track to Achieve Annual Target of 400,000 SF

Renewal Leasing of 1.2 million SF

Tenant Retention of 91%
Increased Midpoint of 2026 Guidance by 250 basis points to 82.5%

Investment Leasing of 384,000 SF
_____________________________________________________________

Investment Activity
Committed $201 million of Capital to Two New Investments that are 61% Pre-Leased
Increased Midpoint of 2026 Guidance by $40 million to $290 million
___________________________________________________________
COLUMBIA, MD (BUSINESS WIRE) April 27, 2026 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the first quarter ended March 31, 2026.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “We achieved solid results in the first quarter and our performance is tracking on all aspects of our full year plan. FFO per share exceeded the midpoint of our guidance range by $0.01. Based on this outperformance, and our forecast for the remainder of the year, we increased the midpoint of 2026 FFO per share guidance by $0.01 to $2.76.

In terms of our leasing achievements, we are off to a great start, as we have executed over 90,000 square feet of vacancy leasing, over 380,000 square feet of investment leasing, and a record 1.2 million square feet of renewal leasing in the first quarter, which equated to a strong tenant retention rate of 91%. Our strong renewal volume, retention, and cash rent spreads in the quarter were driven by the 953,000 square foot full renewal of our U.S. Government campus near Lackland Air Force Base in San Antonio. Our Defense/IT Portfolio was 95.6% occupied and 96.4% leased at quarter-end, and marked thirteen consecutive quarters in which our occupancy rate exceeded 94%, highlighting the strength and durability of our portfolio.

Over the past 4 months, we committed nearly $250 million to three new investments, consisting of a fully pre-leased build-to-suit development at The National Business Park in Maryland, an inventory building development that is designed for U.S. Government tenancy at Redstone Gateway in Alabama, and an acquisition of 17 acres of strategic land subject to a ground lease on which two fully leased strategic office buildings have been developed in Chantilly, Virginia. These investments serve to enhance and expand our relationships with leading defense contractor and U.S. Government tenants and position the Company to further expand our strategic portfolio in the future and ultimately drive shareholder value.

Our outstanding performance in 2025 and expected performance in 2026 led our Board of Trustees to approve a 4.9% increase in our quarterly dividend in February, which marks our fourth consecutive annual increase, amounting to a 16.4% cumulative increase since 2022. Finally, we were very pleased that Moody’s upgraded our investment grade rating by one level to Baa2 with a Stable outlook in March, which reflects the strength and specialized nature of our strategy, platform, and portfolio.”

Financial Highlights

1st Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.34 for the quarter ended March 31, 2026, compared to $0.31 for the quarter ended March 31, 2025.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.69 for the quarter ended March 31, 2026, compared to $0.65 for the quarter ended March 31, 2025.

Operating Performance Highlights

Operating Portfolio Summary:
•At March 31, 2026, the Company’s 25.2 million square foot total portfolio was 94.4% occupied and 95.2% leased, which includes the 23.2 million square foot Defense/IT Portfolio that was 95.6% occupied and 96.4% leased.

Same Property Performance:
•At March 31, 2026, the Company’s 24.6 million square foot Same Property portfolio was 94.2% occupied and 95.1% leased.

•The Company’s Same Property cash NOI increased 5.4% in the quarter ended March 31, 2026 compared to the same period in 2025.

Leasing:
•Total Square Feet Leased: For the quarter ended March 31, 2026, the Company leased 1.6 million square feet, including 1.2 million square feet of renewals, 92,000 square feet of vacancy leasing, and 384,000 square feet of investment leasing.

•Tenant Retention Rates: During the quarter ended March 31, 2026, the Company renewed 90.8% of expiring square feet in its total portfolio.

•Rent Spreads and Average Escalations on Renewing Leases: For the quarter ended March 31, 2026, straight-line rents on renewals increased 12.0% and cash rents on renewed space increased 3.8% while annual escalations on renewing leases averaged 3.1%.

•Lease Terms: In the quarter ended March 31, 2026, lease terms averaged 4.5 years on renewing leases, 6.6 years on vacancy leasing, and 13.4 years on investment leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of seven properties totaling 1.0 million square feet that were 73% leased as of March 31, 2026. These projects represent a total estimated investment of $508 million, of which $139 million was spent as of March 31, 2026. The Company added two new investments to the development pipeline during the quarter totaling 387,000 square feet that are 61% pre-leased and represent $201 million in committed capital.

•Acquisition: Subsequent to the quarter, on April 23, 2026, the Company acquired approximately 17 acres of land for approximately $43 million, subject to a ground lease on which two buildings at Mission Ridge 1 + 2, located at 15020 and 15030 Conference Center Drive in Chantilly, Virginia, have been developed. The buildings are fully leased to the U.S. Government and defense contractors.

Balance Sheet and Capital Transaction Highlights
•On March 16, 2026, the Company repaid at maturity $400 million in 2.25% Notes, using the remaining excess available cash and cash equivalents from prefunding this debt maturity with a new bond issuance in 2025 and borrowings under our Revolving Credit Facility.

•For the quarter ended March 31, 2026, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.3x.

•At March 31, 2026, the Company’s net debt to in-place adjusted EBITDA ratio was 6.1x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.9x.

•At March 31, 2026, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.8% with a weighted average maturity of 4.5 years (assuming exercise of available extension options), and 85% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2026 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2026 Guidance
Management is revising and increasing the midpoint of its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability of $1.21-$1.29 and $2.71-$2.79, respectively, to new ranges of $1.24-$1.30 and $2.73-$2.79, respectively. Management is establishing second quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.31-$0.33 and $0.68-$0.70, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability, are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending June 30, 2026		Year Ending December 31, 2026
	Low	High	Low	High
Diluted EPS	$0.31	$0.33	$1.24	$1.30
Real estate-related depreciation and amortization	0.37	0.37	1.50	1.50
Gain on sales of real estate	—	—	(0.01)	(0.01)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.68	$0.70	$2.73	$2.79

The Company detailed its initial full year guidance, with supporting assumptions, in a separate press release issued February 5, 2026; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss first quarter 2026 results on its conference call tomorrow, details of which are listed below:

Conference Call Date: Tuesday, April 28, 2026
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BIe115c1b620434f18ba2fd85f99acc54d

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of March 31, 2026, the Company’s Defense/IT Portfolio of 201 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.2 million square feet and was 96.4% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates, and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates, and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates, and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025
Revenues
Lease revenue	$192,971	$175,308
Other property revenue	1,625	2,289
Construction contract and other service revenues	6,041	10,259
Total revenues	200,637	187,856
Operating expenses
Property operating expenses	81,435	72,040
Depreciation and amortization associated with real estate operations	42,685	39,359
Construction contract and other service expenses	5,552	9,705
General and administrative expenses	8,456	8,148
Leasing expenses	2,994	2,999
Business development expenses and land carry costs	1,199	1,009
Total operating expenses	142,321	133,260
Interest expense	(23,996)	(20,504)
Interest and other income, net	3,955	1,568
Gain on sales of real estate	582	300
Income before equity in income of unconsolidated entities and income taxes	38,857	35,960
Equity in income of unconsolidated entities	1,406	371
Income tax expense	(124)	(103)
Net income	40,139	36,228
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(812)	(726)
Other consolidated entities	(771)	(762)
Net income attributable to common shareholders	$38,556	$34,740

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$38,556	$34,740
Amount allocable to share-based compensation awards	(161)	(143)
Numerator for diluted EPS	$38,395	$34,597
Denominator
Weighted average common shares - basic	112,806	112,383
Dilutive effect of share-based compensation awards	1,031	643
Dilutive exchangeable debt	472	—
Weighted average common shares - diluted	114,309	113,026
Diluted EPS	$0.34	$0.31

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025
Net income	$40,139	$36,228
Real estate-related depreciation and amortization	42,685	39,359
Gain on sales of real estate	(582)	(300)
Depreciation and amortization on unconsolidated real estate JVs	742	741
Gain on sale of real estate on unconsolidated real estate JV	(1,146)	—
Funds from operations (“FFO”)	81,838	76,028
FFO allocable to other noncontrolling interests	(1,131)	(1,158)
Basic FFO allocable to share-based compensation awards	(603)	(530)
Basic FFO available to common share and common unit holders (“Basic FFO”)	80,104	74,340
Diluted FFO adjustments allocable to share-based compensation awards	64	53
Diluted FFO available to common share and common unit holders and as adjusted for comparability	80,168	74,393
Straight line rent adjustments and lease incentive amortization	(1,330)	(1,699)
Amortization of intangibles and other assets included in net operating income (“NOI”)	60	162
Share-based compensation, net of amounts capitalized	3,186	2,854
Amortization of deferred financing costs	832	667
Amortization of net debt discounts, net of amounts capitalized	1,217	1,051
Replacement capital expenditures	(19,205)	(21,464)
Other	156	81
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$65,084	$56,045
Diluted FFO per share	$0.69	$0.65
Diluted FFO per share, as adjusted for comparability	$0.69	$0.65
Dividends/distributions per common share/unit	$0.32	$0.305

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	March 31, 2026	December 31, 2025
Balance sheet data
Properties, net of accumulated depreciation	$3,802,976	$3,783,477
Total assets	$4,458,909	$4,701,790
Debt per balance sheet	$2,546,958	$2,767,834
Total liabilities	$2,867,138	$3,114,115
Redeemable noncontrolling interest	$25,130	$25,506
Total equity	$1,566,641	$1,562,169
Debt to assets	57.1%	58.9%
Net debt to adjusted book	40.6%	40.5%

Defense/IT Portfolio data (as of period end)
Number of operating properties	201	201
Total operational square feet (in thousands)	23,167	23,159
% Occupied	95.6%	95.5%
% Leased	96.4%	96.5%

	For the Three Months Ended March 31,
	2026		2025
GAAP
Payout ratio
Net income	92.5%		97.2%
Debt ratios
Net income to interest expense ratio	1.7	x	1.8	x
Debt to net income ratio	15.9	x	16.6	x
Non-GAAP
Payout ratios
Diluted FFO	46.0%		47.0%
Diluted FFO, as adjusted for comparability	46.0%		47.0%
Diluted AFFO	56.6%		62.4%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.3	x	4.7	x
Net debt to in-place adjusted EBITDA ratio	6.1	x	6.1	x
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio	5.9	x	6.0	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	114,309		113,026
Weighted average common units	2,063		2,047
Denominator for diluted FFO per share and as adjusted for comparability	116,372		115,073

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2026	2025
Numerators for payout ratios
Dividends on unrestricted common and deferred shares	$36,134	$34,318
Distributions on unrestricted common units	711	661
Dividends and distributions on restricted shares and units	267	236
Total dividends and distributions for GAAP payout ratio	37,112	35,215
Dividends and distributions on antidilutive shares and units	(257)	(237)
Dividends and distributions for non-GAAP payout ratios	$36,855	$34,978

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA, and in-place adjusted EBITDA
Net income	$40,139	$36,228
Interest expense	23,996	20,504
Income tax expense	124	103
Real estate-related depreciation and amortization	42,685	39,359
Other depreciation and amortization	416	542
Gain on sales of real estate	(582)	(300)
Adjustments from unconsolidated real estate JVs	650	1,518
EBITDAre	107,428	97,954
Credit loss (recoveries) expense	(369)	515
Business development expenses	802	593
Executive transition costs	—	57
Net gain on other investments	(29)	—
Adjusted EBITDA	107,832	99,119
Pro forma NOI adjustment for property changes within period	—	786
Change in collectability of deferred rental revenue	86	1,232
In-place adjusted EBITDA	$107,918	$101,137

Reconciliations of tenant improvements and incentives, building improvements, and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$15,899	$13,758
Building improvements	1,142	1,872
Leasing costs	1,547	3,461
Net additions to tenant improvements and incentives	924	3,538
Excluded building improvements	(307)	(201)
Excluded leasing costs	—	(964)
Replacement capital expenditures	$19,205	$21,464

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2026	2025
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$23,996	$20,504
Less: Amortization of deferred financing costs	(832)	(667)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,217)	(1,051)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	947	752
Scheduled principal amortization	397	461
Capitalized interest, excluding amortization of deferred financing costs	1,679	927
Denominator for fixed charge coverage-Adjusted EBITDA	$24,970	$20,926

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations, and same property cash NOI from real estate operations
Net income	$40,139	$36,228
Construction contract and other service revenues	(6,041)	(10,259)
Depreciation and other amortization associated with real estate operations	42,685	39,359
Construction contract and other service expenses	5,552	9,705
General and administrative expenses	8,456	8,148
Leasing expenses	2,994	2,999
Business development expenses and land carry costs	1,199	1,009
Interest expense	23,996	20,504
Interest and other income, net	(3,955)	(1,568)
Gain on sales of real estate	(582)	(300)
Equity in income of unconsolidated entities	(1,406)	(371)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	2,056	1,889
Income tax expense	124	103
NOI from real estate operations	115,217	107,446
Non-Same Property NOI from real estate operations	(4,836)	(400)
Same Property NOI from real estate operations	110,381	107,046
Straight line rent adjustments and lease incentive amortization	677	(1,811)
Amortization of acquired above- and below-market rents	80	64
Lease termination fees, net	(1,212)	(834)
Tenant funded landlord assets and lease incentives	(3,318)	(3,413)
Cash NOI adjustments in unconsolidated real estate JVs	(355)	(260)
Same Property Cash NOI from real estate operations	$106,253	$100,792

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COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
Reconciliation of total assets to adjusted book
Total assets	$4,458,909	$4,701,790
Accumulated depreciation	1,721,016	1,682,367
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	227,989	228,656
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,353	82,039
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	16,583	16,000
Less: Property - operating lease liabilities	(43,768)	(45,012)
Less: Property - finance lease liabilities	(752)	(363)
Less: Cash and cash equivalents	(28,580)	(274,986)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,230)	(1,898)
Adjusted book	$6,432,520	$6,388,593

	March 31, 2026	December 31, 2025	March 31, 2025
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,546,958	$2,767,834	$2,412,670
Net discounts and deferred financing costs	21,946	23,466	21,886
COPT Defense’s share of unconsolidated JV gross debt	75,250	75,250	53,750
Gross debt	2,644,154	2,866,550	2,488,306
Less: Cash and cash equivalents	(28,580)	(274,986)	(24,292)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,230)	(1,898)	(1,766)
Net debt	2,614,344	2,589,666	2,462,248
Costs incurred on fully-leased development properties	(82,576)	(8,226)	(27,499)
Net debt adjusted for fully-leased investment properties	$2,531,768	$2,581,440	$2,434,749

Investor Relations

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Senior Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
443.285.5400
ir@copt.com

COPT DEFENSE
PROPERTIES

NORTHROP
GRUMMAN

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